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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                      -----

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       PEGASUS COMMUNICATIONS CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)

        DELAWARE                                                  51-0374669
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   State of Incorporation or Organization                      (I.R.S. Employer
                                                             Identification no.)

c/o Pegasus Communications Management Company
      225 City Line Avenue, Suite 200
       BALA CYNWYD, PENNSYLVANIA                                       19004
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      (Address of Principal Executive Offices)                        (Zip Code)

 If this form relates to the             If this form relates to the
 registration of a class of securities   registration of a class of securities
 pursuant to Section 12(b) of the        pursuant to Section 12(g) of the
 Exchange Act and is effective           Exchange Act and is effective
 pursuant to General Instruction         pursuant to General Instruction
 A.(c), please check the following box.  A.(d), please check the following box.
   | |                                     | |


Securities Act registration statement file number to which this form relates: ______________

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class             Name of Each Exchange on Which
         to be so Registered             Each Class is to be Registered
         -------------------            ---------------------------------


       NONE.
----------------------------------     ----------------------------------



Securities to be registered pursuant to Section 12(g) of the Act:

                CLASS A COMMON STOCK, PAR VALUE $0.01 PER SHARE.
--------------------------------------------------------------------------------
                                (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered.
         --------------------------------------------------------

         The security registered hereunder is the Class A Common Stock, par value $0.01 per share of the Registrant. A description of the Registrant's Class A Common Stock is incorporated by reference to the description set forth under the heading "Description of Capital Stock" in the Registrant's Registration Statement on Form S-3 (File No. 333-32668) (as amended from time to time), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

Item 2.  Exhibits.
         ---------
         1. Registrant's Form of Amended and Restated Certificate of Incorporation.

         2. Registrant's Bylaws, as amended (which is incorporated by reference herein to Exhibit 3.1 to Registrant's Form 10-Q dated May 14, 1998).


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                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            PEGASUS COMMUNICATIONS CORPORATION



                                            By:   /S/ SCOTT A. BLANK
                                                 -----------------------
                                                   Scott A. Blank
                                                   Vice President



Date:  April 3, 2000